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                                                                    EXHIBIT 10.1

                          TBA ENTERTAINMENT CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN


         WHEREAS, TBA Entertainment Corporation, a Delaware corporation (the "Corporation"), desires to establish an employee stock purchase plan providing for the grant of options to purchase shares of the Corporation's stock to eligible employees of the Corporation and its Affiliates;

         NOW, THEREFORE, the Corporation hereby establishes the Plan, the terms of which are as follows:

                                    ARTICLE I
                                 PURPOSE OF PLAN

         The purpose of the Plan is to secure for the Corporation and its shareholders the benefits of the incentive inherent in the ownership of the Corporation's common stock by present and future employees of the Corporation and its Affiliates. The Plan is designed to conform to the provisions of Rule 16b-3 of the Exchange Act and is intended to be an "employee stock purchase plan" within the meaning of section 423 of the Code and shall be construed in a manner consistent with such intent.

                                   ARTICLE II
                                   DEFINITIONS

         2.1 Affiliate. A "parent corporation," as defined in section 424(e) of the Code, or "subsidiary corporation," as defined in section 424(f) of the Code, of the Corporation.

         2.2 Board. The Board of Directors of the Corporation.

         2.3 Code. The Internal Revenue Code of 1986, as amended.

         2.4 Committee. A committee selected by the Board which shall be comprised of two (2) or more directors, each of whom shall be "non-employee directors," as defined in Rule 16b-3 promulgated under the Exchange Act, and each of whom shall be "outside directors," as required under Section 162(m) of the Code and such Treasury regulations as may be promulgated thereunder.

         2.5 Corporation. TBA Entertainment Corporation and its successors and assigns.

         2.6 Eligible Employee. Any employee of the Corporation or an Affiliate, other than employees (i) who have not completed six (6) months of continuous service with the Corporation or an Affiliate; (ii) whose customary employment with the Corporation or an Affiliate is twenty (20) hours or less per week; or
(iii) who, immediately after the grant of an Option hereunder, would own 5% or more of the total combined voting power or value of all classes of stock of the Corporation or an Affiliate ("Five Percent Shareholder"). For the purpose of determining if an individual is a Five Percent Shareholder, the individual shall be deemed to own any stock owned (directly or indirectly) by or for such individual's brothers and sisters (whether by whole or half blood relation),


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spouse, ancestors or lineal descendants, any stock which he could acquire pursuant to outstanding options under this or any other option plan of the Corporation or an Affiliate, and any stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary in proportion to his interest in such corporation, partnership, estate or trust.

         2.7 Exchange Act. The Securities Exchange Act of 1934, as amended.

         2.8 Exercise Price. The Exercise Price shall be the lesser of: (a) 85% of the Fair Market Value of the Stock on the applicable Grant Date, or (b) 85% of the Fair Market Value of the Stock on the applicable Purchase Date.

         2.9 Fair Market Value. The term "Fair Market Value" on any date shall mean (a) if the Stock is listed or admitted to trade on a national securities exchange, the closing price of the Stock on the Composite Tape, as published in the Wall Street Journal, of the principal national securities exchange on which the Stock is so listed or admitted to trade, on such date or, if there is no trading of the Stock on such date, then the closing price of the Stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (b) if the Stock is not listed or admitted to trade on a national securities exchange, then the closing price of the Stock as quoted on the National Market System of the National Association of Securities Dealers, Inc. ("NASD") on such date; (c) if the Stock is not listed to trade on the National Market System of the NASD, the mean between the bid and asked price for the Stock on such date, as furnished by the NASD through NASDAQ or a similar organization if NASDAQ is no longer reporting such information; or (d) if the Stock is not listed or admitted to trade on a national securities exchange and if bid and asked prices for the Stock are not so furnished by the NASD or a similar organization, the values established by the Committee for purposes of the Plan. In addition to the above rules, Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

         2.10 Grant Date. The Grant Date shall be the first day of each January, April, July and October of each Plan Year (i.e., the first day of each calendar quarter); provided, however, for newly hired employees, the first Grant Date shall be the first day of the calendar quarter coincident with or next following the date on which the employee has completed six months of service, and thereafter, subsequent Grant Dates shall be the first day of each such successive calendar quarter. For purposes of section 423 of the Code, the Corporation shall be deemed to have granted to each Eligible Employee an Option to purchase Stock on each Grant Date.

         2.11 Noncertificated Stock. Noncertificated stock shall mean shares of Stock issued upon the exercise of Options which are held in book entry form for which no physical certificates are issued.

         2.12 Option. The right that is granted hereunder to a Participant to purchase Stock from the Corporation at the Exercise Price on the applicable Purchase Date.


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         2.13 Participant. An Eligible Employee who has elected to participate in the Plan in accordance with Section 3.4 below.

         2.14 Payroll Account. A bookkeeping account to which are added the amounts withheld on behalf of each Participant under regular payroll deductions authorized by Participants hereunder, and reduced by amounts due the Corporation to pay the Exercise Price of Options exercised hereunder.

         2.15 Plan. The TBA Entertainment Corporation Employee Stock Purchase Plan.

         2.16 Plan Year. The twelve month period beginning on January 1 and ending on December 31; provided the initial Plan Year shall commence on the effective date of this Plan and end on December 31, 1999.

         2.17 Purchase Date. The Purchase Date with respect to each Option shall be the last trading day of March, June, September and December, as applicable, immediately following the Grant Date of such Option.

         2.18 Stock. The common stock of the Corporation.


                                   ARTICLE III
                          GRANT AND EXERCISE OF OPTIONS

         3.1 Eligibility. Eligible Employees shall be eligible to participate in the Plan on the first Grant Date following their fulfillment of all applicable eligibility requirements, as set forth in Section 2.6 above.

         3.2 Grant of Options. On each Grant Date, each individual who is an Eligible Employee on such date shall, without further action of the Committee, be granted an Option to purchase a number of whole shares of Stock which, when aggregated with options under any other stock purchase plans of the Corporation or an Affiliate, have a Fair Market Value (determined on such Grant Date) that equals $25,000; provided that, on each Grant Date of a Plan Year which is other than January 1, the grant to each Eligible Employee hereunder shall be reduced by an amount, if any, equal to the Fair Market Value of Stock acquired by such Eligible Employee pursuant to the exercise of an Option granted hereunder on the preceding Grant Dates of such applicable Plan Year, the Fair Market Value of such Stock to be determined as of the applicable Purchase Date. Each grant of an Option is subject to the following terms and conditions:

                  (a) The Option shall be automatically exercised at the Exercise Price on the applicable Purchase Date, unless the Participant has, no later than the date preceding such Purchase Date as shall be determined by the Committee (which date shall be no later than five (5) days prior to the Purchase Date), previously notified the Committee of his withdrawal


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         from the Plan, as provided in Section 3.4(d) below, or previously exercised the Option by a check made payable to the Corporation as provided in Section 3.4 below.

                  (b) Each Option shall expire on the applicable Purchase Date.

                  (c) Each Option shall expire as of the date the Eligible Employee is no longer employed by the Corporation or any of its Affiliates, unless it expires sooner pursuant to Section 3.2(b).

                  (d) A right to purchase Stock which has accrued under one Option granted hereunder may not be carried over to any other Option.

         3.3 Right to Exercise. Although an Option shall be exercisable at any time during the Plan Year, the actual purchase of Stock shall occur on each Purchase Date. An Eligible Employee must be an employee of the Corporation or an Affiliate on the Purchase Date.

         3.4 Payment of Exercise Price. Each Eligible Employee who desires to participate in the Plan shall complete a participation agreement, in such form as the Committee shall determine, which shall provide for the authorization of deductions from the Eligible Employee's regular payroll. In addition, an Eligible Employee may complete an exercise agreement, in such form as the Committee shall determine, accompanied by a check delivered to the Company no later than five (5) days prior to the Purchase Date and made payable to the Corporation in an amount which, when aggregated with any credit balance in the Eligible Employee's Payroll Account, is sufficient to purchase the number of whole shares of Stock desired by the Eligible Employee. The minimum payroll deduction shall be $25, and the minimum purchase by delivery of a check shall be $250.00. Payroll deductions shall be credited to a Payroll Account for each Participant. Amounts credited to a Participant's Payroll Account shall be accumulated and reserved, without interest, for payment of the Exercise Price on the Purchase Date.

                  (a) A Participant's payroll deduction election, if any, as set forth in the participation agreement, shall remain in effect for successive periods unless modified or revoked by the Participant in accordance with this Section 3.4.

                  (b) The participation agreement authorizing payroll deductions must be executed by an Eligible Employee within the time period prior to the date for which it is to be effective, as shall be established by the Committee. If the participation agreement is not timely executed, the Eligible Employee shall not be permitted to participate in the Plan until the first Grant Date subsequent thereto as of which the Committee or its delegate has received a participation agreement executed within the time, and in the form prescribed by the Committee.

                  (c) A Participant may modify his payroll deduction election as of any Grant Date by providing the Committee or its delegate notice, within the time prior thereto and in the


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         form prescribed by the Committee. Such modification shall be effective as of the first Grant Date following receipt by the Committee or its delegate of such notice.

                  (d) A Participant may revoke his election to participate in the Plan at any time. Such revocation shall be effective as soon as practicable after receipt thereof by the Committee or its delegate, in the form prescribed by the Committee. Upon receipt by the Committee or its delegate of such revocation, all amounts credited to such Participant's Payroll Account shall be returned to the Participant as soon as administratively feasible thereafter, and such Participant shall not be permitted to participate further in the Plan until the first Grant Date subsequent thereto as of which the Committee or its delegate has received notice of the Participant's intent to again participate in the Plan, such notice to be given within the time and in the form prescribed by the Committee. Unless the Committee or its delegate receives a revocation within the time period prior to the applicable Purchase Date which is established by the Committee and communicated to Participants, such revocation shall not be effective to avoid the exercise of an Option hereunder on said Purchase Date.

         3.5 Issuance of Stock. The Corporation shall issue Stock to a Participant as follows, unless, prior to the applicable Purchase Date, the Participant timely revokes an election to exercise an Option pursuant to Section 3.4(d) above.

                  (a) The Corporation shall determine the number of whole shares of Stock to be issued to each Participant on each Purchase Date by dividing the balance of such Participant's Payroll Account by the Exercise Price of each share of Stock or, as applicable, by dividing the amount of the check presented to the Corporation by the Eligible Employee (and any Payroll Account credit balance) by the Exercise Price of each share of Stock on the applicable Purchase Date.

                  (b) The Corporation shall deduct from a Participant's Payroll Account the amount necessary to purchase the greatest number of whole shares of Stock that can be acquired under the applicable Option.

                  (c) Any amounts remaining in the Payroll Account after deducting the Exercise Price of the Option shall be held for use on the next Purchase Date. However, amounts credited to the Payroll Account of a Participant who has revoked his election to participate in the Plan pursuant to the terms of Section 3.4(d) above, will be paid to such Participant as soon as administratively feasible thereafter, as provided in Section 3.4(d). A Participant who has terminated employment shall be paid any amounts remaining in his Payroll Account as soon as administratively feasible following his termination of employment with the Corporation and all Affiliates.

                  (d) Without limiting the foregoing, the Corporation may, at its election, upon the exercise of Options (i) issue Stock in the name of the Plan, for the benefit of the Participants or (ii) reflect the issuance of Stock in book entry form with Noncertificated Stock. In either event, the Corporation shall cause to be delivered to each Participant, on a quarterly basis,


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          a statement which will reflect the number of shares of Stock purchased for the Participant's Payroll Account and the purchase price of such Stock. Upon the written request of a Participant, the Corporation will issue physical certificates registered in the name of the Participant. No certificates will be issued for fractional shares.

         3.6 Nontransferability. Any Option granted under this Plan shall not be transferable except by will or by the laws of descent and distribution in compliance with section 423 of the Code. Only the Participant to whom an Option is granted may exercise such Option, unless he is deceased. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation or liability of such Participant.

         3.7 Shareholder Rights. No Participant shall have any rights as a shareholder with respect to shares of Stock subject to an Option granted hereunder prior to the time that such Option is exercised.

         3.8 Delivery of Stock. Stock issued pursuant to the exercise of Options hereunder, shall be delivered to Participants by the Corporation (or its transfer agent) as soon as administratively feasible upon the request of such Participant or, if earlier, upon his termination of employment with the Corporation and all Affiliates.

         3.9 Dividend Income on Stock. Any cash dividends shall be paid to each Participant on the basis of all of the Stock issued to the Participant hereunder as of the record date designated for such dividend. Dividend payments shall be made to Participants at the same time such payments are made to all other shareholders of the Corporation.

                                  ARTICLE VIII
                              STOCK SUBJECT TO PLAN

         4.1 Source of Stock. Upon the purchase of Stock pursuant to the exercise of an Option, the Corporation may deliver to the Participant newly issued shares of Stock or Stock acquired in private transactions or open market purchases.

         4.2 Maximum Number of Shares of Stock. The maximum aggregate number of shares of Stock that may be issued pursuant to the exercise of Options is 400,000, subject to the adjustments provided in Article 6.


                                    ARTICLE X
                           ADMINISTRATION OF THE PLAN

         5.1 General Authority. The Plan shall be administered by the Committee. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. No member of the Committee shall be liable for any act done in good


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faith with respect to this Plan or any participation agreement or Option. The
Corporation shall bear all expenses of Plan administration. The interpretation and construction by the Committee of any terms or provisions of this Plan or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all persons. All determinations of the Committee shall be made by a majority of its members. In addition to all other authority vested with the Committee under the Plan, the Committee shall have complete authority to:

         (a) interpret all provisions of this Plan;

         (b) prescribe the form of any participation agreement and/or notice hereunder and the manner for executing or giving the same;

         (c) adopt, amend, and rescind rules for Plan administration; and

         (d) make all determinations it deems advisable for the administration of this Plan.

         5.2 Persons Subject to Section 16(b). Notwithstanding anything in the Plan to the contrary, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are members of the Committee subject to Section 16(b) of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

                                   ARTICLE VI
                        ADJUSTMENT UPON CORPORATE CHANGES

         6.1 Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Corporation, the aggregate number of shares of Stock which have been authorized for issuance under the Plan shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a share split or the payment of a share dividend with respect to the Stock or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Corporation; provided, however, that conversion of any convertible securities of the Corporation shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Corporation of Stock of any class, or securities convertible into Stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Option.

         In the event of the proposed dissolution or liquidation of the Corporation, or in the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger of the Corporation with or into another corporation, Options granted under the Plan shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In such instances, the Committee may in its sole discretion declare that any Option shall


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terminate as of a date fixed by the Committee and give each Participant the right to exercise his Option as to all or any part of the shares of Stock subject to such Option.

         6.2 No Preemptive Rights. The issuance by the Corporation of shares of Stock of any class, or securities convertible into shares of Stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of Stock or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Options.

         6.3 Fractional Shares. Only whole shares of Stock may be acquired through the exercise of an Option. Amounts remaining in a Participant's Payroll Account after the maximum number of whole shares have been purchased on any Purchase Date shall be held for use on the next Purchase Date, as provided in
Section 3.4(c) above.

                                   ARTICLE VII
              COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

         7.1 General. No Option shall be exercisable, no shares of Stock shall be issued, no certificates for shares of Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable laws, rules and regulations (including, without limitation, applicable securities laws, rules and regulations, and withholding tax requirements). The Corporation shall have the right to rely on an opinion of its counsel as to such compliance. No Option shall be exercisable, no Stock shall be issued, no certificate for shares of Stock shall be delivered and no payment shall be made under this Plan until the Corporation has obtained such consent or approval as the Committee may deem advisable from any regulatory bodies having jurisdiction over such matters.

         7.2 Share Holding Periods. Participants shall not sell, transfer, loan, grant an option for the purchase of, or otherwise dispose of any shares of Stock purchased pursuant to the exercise of an Option for a period of 180 days from the Purchase Date of such shares (or such other period as determined by the Committee). Furthermore, in order for tax treatment under Section 421(a) of the Code to apply to Stock acquired hereunder, the Participant is generally required to hold such shares of Stock for two years after the Grant Date of an Option pursuant to which such shares were acquired and for one year after the transfer of such shares to the Participant. A person holding shares of Stock acquired hereunder who disposes of shares prior to the expiration of such holding periods shall notify the Corporation of such disposition in writing.

         7.3 Share Legends. Any certificate issued to evidence shares of Stock for which an Option is exercised may bear such legends and statements as the Corporation or Committee may deem advisable to assure compliance with applicable laws, rules, regulations and Plan provisions. Such legends and statements may include, but are not limited to, restrictions on transfer prior to the expiration of the holding periods described in Section 7.2 above.


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         7.4 Representations by Participants. As a condition to the exercise of an Option, the Corporation may require a Participant to represent and warrant at the time of any such exercise that the Stock is being purchased only for investment and without any present intention to sell or distribute such Stock, if, in the opinion of counsel for the Corporation, such representation is required by any relevant provision of the laws referred to in Section 7.1. At the option of the Corporation, a stop transfer order against any shares may be placed on the official books and records of the Corporation, and a legend indicating that the Stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Corporation) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the Stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with applicable laws, rules and regulations. This provision shall not obligate the Corporation or any Affiliate to undertake registration or qualification of Options or Stock hereunder or to perfect an exemption from such registration/qualification requirements.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         8.1 Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Corporation or an Affiliate or in any way affect any right and power of the Corporation or an Affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.

         8.2 Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Corporation shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Corporation to any person with respect to any grant under this Plan shall be based solely upon contractual obligations that may be created hereunder. No such obligation of the Corporation shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Corporation.

         8.3 Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

         8.4 Governing Law. The laws of the State of Delaware shall apply to all matters arising under this Plan, to the extent that Federal law does not apply.

         8.5 Compliance With Section 16 of the Exchange Act. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of this Plan or action by Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.


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         8.6 Amendment. The Board may amend or terminate this Plan at any time;
provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding Option is not valid with respect to such Option without the Participant's consent, except as necessary for Options to maintain qualification under the Code. Provided further that the shareholders of the Corporation must approve any amendment to the extent required for compliance with Rule 16b-3 of the Exchange Act, Section 423 of the Code, or any other applicable law or regulation.

         8.7 Effective Date of Plan. Options may be granted under this Plan upon its adoption by the Board, provided that any such grant shall be conditioned upon approval by shareholders holding a majority of the Corporation's outstanding shares of beneficial interest present or represented by proxy and entitled to vote at the next shareholders' meeting, which is duly held, that occurs after Board approval of the Plan. Until the Plan is so approved by shareholders, any Stock purchased pursuant to Options granted hereunder may not be pledged, hypothecated, or in any manner encumbered by the Participant. This restriction is in addition to any other restrictions described herein, including the holding period requirements of Section 7.2 of the Plan. If the Plan is not approved by the shareholders of the Corporation, as described above, within 12 months after the date on which the Plan is adopted by the Board, any shares of Stock purchased pursuant to Options granted hereunder shall revert to the Corporation and the Exercise Price paid by the Participant for such Stock shall be paid to the Participant as ordinary compensation.

         IN WITNESS WHEREOF, the Corporation has caused this Plan to be executed on this the 2nd day of April, 1999.

                                 TBA Entertainment Corporation



                                 /s/ Thomas Jackson Weaver III
                                 -----------------------------------------
                                 Thomas Jackson Weaver III
                                 Chairman and Chief Executive Officer


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